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                                                               Exhibit 10.23


                             Cayenne Software, Inc.

                                FY 97 Bonus Plan

A portion or all of each executive officer's bonus will be based on the achievement of net income before taxes by Cayenne Software, Inc. (the "Company"). The bonus will be paid as follows:

        (A) For the Company's President: 4.0% of year-end total net income before taxes.

        (B)     For the Company's Senior Vice President of Product Operations:
                (i) 33.3% of base salary for achievement versus plan of total worldwide software license and maintenance revenue (This incentive will be computed and paid quarterly in increments of 1% over 90% (up to 100%), maximum quarterly payout is the quarterly incentive target.), and (ii) 33.3% of base salary for year-end net income before taxes (This will result in 3.33% of base pay for every one (1) percentage of net income before taxes and is payable at year end).

        (C)     For the Company's Senior Vice President of Worldwide Field
                Operations: (i) 40.0% of base salary for achievement of worldwide revenue versus plan will be computed and paid monthly,
                (ii) 30% of base salary for achievement of worldwide operations contribution margin versus plan will be computed and paid quarterly, and (iii) 30% of base salary for achievement of year-end company net income before taxes, wherein 3% of base pay will be paid for each one (1) percentage point of net income before taxes and is payable at year end.

        (D) For the Company's Vice President of North American Sales: (i) 45% of base salary for achievement of North American sales revenues versus plan will be computed and paid monthly, (ii) 34% of base salary for achievement of North American operations contribution margin versus plan will be computed and paid quarterly, and (iii) 11% of base salary for achievement of year-end company net income before taxes, wherein 1.1% of base pay will be paid for each one (1) percentage point of net income before taxes and is payable at year end.

        (E) For the Company's Vice President of Marketing: (i) 20% of base salary for achievement of worldwide license revenue achievement versus plan will be computed and paid monthly, and (ii) 20% of base salary for achievement of year-end company net income before taxes, wherein 2% of base pay will be paid for each one
                (1) percentage point of net income before taxes and is payable at year end.

        (F) For the Company's Vice President/General Counsel and Vice President/Chief Financial Officer: 36% of base salary for achievement of year-end company net income before taxes, wherein 3.6% of base pay will be paid for each one (1) percentage point of net income before taxes and is payable at year end.

        (G) For the Company's Vice President of Human Resources: 20% of base salary for achievement of year-end company net income before taxes, wherein 2.0% of base pay will be paid for each one (1) percentage point of net income before taxes and is payable at year end.

Net income before taxes will be calculated excluding any restructuring charges taken for FY 1997.